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Exhibit 99.2

Quarterly
Operating
Supplement

September 30, 2003

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

QUARTERLY OPERATING SUPPLEMENT

Third Quarter 2003

Table of Contents

Highlights	Page 2
Review of Operations	Page 3
Condensed Consolidated Statements of Operations and Comprehensive Income	Page 10
Condensed Consolidated Balance Sheets	Page 11
Expense Analysis	Page 12
Effect of Insured Bond Refundings	Page 13
Annual Financial and Statistical Data	Page 14
Statutory Analytics and Investment Portfolio	Page 15
Municipal New-Issue Market Data	Page 16
Gross Par Value and Present Value Originated by FSA	Page 17
FSA Insured Portfolio Profile	Page 18
50 Largest Municipal Exposures	Page 19
25 Largest Asset-Backed Exposures	Page 20
Asset-Backed Debt Service and Premiums	Page 21
Municipal Debt Service and Premiums	Page 22
Asset-Backed Net Debt Service and Premiums Amortizations and Ending Balances	Page 23
Municipal Net Debt Service and Premiums Amortizations and Ending Balances	Page 24

        Financial Security Assurance Holdings Ltd. (the Company), through its wholly owned subsidiary, Financial Security Assurance Inc. (FSA), provides Aaa/AAA/AAA financial guaranty insurance for obligations in the municipal, infrastructure, asset-backed and structured finance markets worldwide. FSA's financial strength is rated Triple-A by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services (S&P) and Rating and Investment Information, Inc. (R&I). The Company is a member of the Dexia group, a leading European banking group with three major business lines: public and project finance; retail banking; and private banking, asset management and investment fund administration.

Financial Security Assurance Holdings Ltd.
Highlights

Financial Key Lines	3rd Qtr. 2003	Year-to-date 2003	Full Year 2002
Net Income (Millions)	$66.1	$200.0	$181.1
Stockholders' Equity (Millions)	$2,076.5	$2,076.5	$1,868.4
Return on Average Equity	13.2%	13.7%	10.3%
GAAP:
Loss Ratio(1)	15.3%	10.3%	20.6%
Expense Ratio(1)	31.7%	31.5%	31.6%
Combined Ratio(1)	47.0%	41.8%	52.2%
Effective Tax Rates:
Net Investment Income	9.6%	9.5%	10.4%
Underwriting and Other Income	39.3%	34.3%	29.3%

Total Income	25.1%	23.3%	17.1%

Reconciliation of Net income to Operating Earnings(2) (dollars in millions)	3rd Qtr. 2003	Year-to-date 2003	Full Year 2002
Net Income	$66.1	$200.0	$181.1
Less Mark-to-Market of Pooled CDS, net of taxes(3)	3.1	5.9	(34.1)

Operating Earnings(4)	63.0	194.1	215.2

Reconciliation of Book Value to Adjusted Book Value (dollars in millions)	September 30, 2003	December 31, 2002
Book Value(5)	$2,076.5	$1,868.4
After-Tax Value of:
Net Deferred Premium Revenue, Net of DAC	538.4	407.6
Present Value of Future Installment Premiums and Present Value of Future Net Interest Margin	418.4	411.3

Adjusted Book Value	$3,033.3	$2,687.3

(1)
Relates solely to FSA.

(2)
See Review of Operations for additional analysis.

(3)
This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps that reference pools of financial obligations and are of investment-grade quality.

(4)
This definition of operating earnings differs from that used in FSA's financial reporting prior to the fourth quarter of 2002.

(5)
Includes the effect of after-tax unrealized gains in the investment portfolio, which was $146.2 million at September 30, 2003 and $134.7 million at December 31, 2002.

FSA THIRD QUARTER 2003 FINANCIAL RESULTS

NET INCOME
$66 Million in Q3 03 (+92% vs. Q3 02)
$200 Million in 9M 03 (+49% vs. 9M 02)

ORIGINATIONS (PRESENT VALUE)
$259 Million in Q3 03 (+3% vs. Q3 02)
$692 Million in 9M 03 (+11% vs. 9M 02)

        New York, New York, November 6, 2003—Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), reported third quarter 2003 net income of $66.1 million, an increase of 92.1% over third quarter net income a year ago. Comparing the nine-month periods of this year and last, net income rose 49.3% to $200.0 million.

        Operating earnings were $63.0 million for the third quarter and $194.1 million for the first nine months, representing increases of 17.0% and 23.9%, respectively, over the results in last year's comparable periods. (The Company has restated operating earnings for the third quarter of 2002 to reflect the definition it adopted in the fourth quarter of 2002. See "Non-GAAP Terms" below for definitions of operating earnings, adjusted book value and present value originations. Reconciliations of operating earnings to net income and of adjusted book value to book value also appear below.)

        Shareholders' equity (book value) was $2.1 billion and adjusted book value (ABV) was $3.0 billion at September 30, 2003. Over the past twelve months, ABV grew 17.4% excluding realized and unrealized capital gains and losses in the investment portfolio and 16.3% including such gains and losses. (The Company paid no dividends during the past twelve months.)

        Third quarter present value (PV) originations were $259.3 million, compared with $251.4 million for the same period last year. Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA, said: "This was our best third quarter production ever. Market conditions, both volume and pricing, have been good and are expected to remain favorable through year-end.

        "FSA continued to achieve excellent results in the high-volume U.S. municipal market. Our international business continued to grow and diversify, although none of the large infrastructure transactions in our pipeline closed in the quarter. In general, we are very comfortable with the volume and quality of the international transactions in the works. In the U.S. asset-backed market, which continues robust growth, our activity was limited by tight spreads, aggressive credit terms and our own conservative credit appetite. Nonetheless, we found a number of significant transactions in the collateralized loan obligation, auto loan and residential mortgage sectors that met our underwriting and pricing requirements."

BUSINESS PRODUCTION

GROSS PAR INSURED OF NEW ORIGINATIONS

(Dollars in billions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
U.S Municipal Obligations	$17.5	$13.0	$44.2	$37.0
U.S. Asset-Backed Obligations(1)	5.3	10.2	11.8	33.6
International Obligations	4.7	1.7	8.2	13.3

Total(1)(2)	$27.5	$24.9	$64.2	$83.9

(1)
U.S. asset-backed amounts for the three- and nine-month periods ended September 30, 2002 have been restated to exclude guaranteed investment contract (GIC) originations.

(2)
Excludes amounts relating to FSA-insured GICs issued by the Company's GIC subsidiaries (FSA Capital Markets Services LLC and FSA Capital Management Services LLC), which are consolidated in the Company's financial statements. The outstanding par amount of such GICs is reflected as insurance exposure in FSA's financial statements but as GIC liabilities in the consolidated statements of the Company. As a result, the outstanding insurance exposures reported by FSA and the Company differ.

GROSS PV ORIGINATIONS

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
U.S Municipal Obligations(1)	$160.0	$103.1	$368.6	$253.6
U.S. Asset-Backed Obligations(1)(2)	51.1	50.2	138.2	163.1
International Obligations(1)	35.1	67.0	153.8	151.7
Financial Products(3)	13.1	31.1	31.4	57.7

Total	$259.3	$251.4	$692.0	$626.1

(1)
Present value of premiums originated (PV premiums). The discount rate was 5.91% in each period.

(2)
U.S. asset-backed amounts for the three- and nine-month periods ended September 30, 2002 have been restated to exclude GIC originations.

(3)
Present value of future net interest margin from GICs issued to municipalities and other market participants. The discount rate was 5.91% in each period.

        Municipal.    Year-to-date, new issue volume in the U.S. municipal bond market reached a record $287.2 billion, and insurance penetration was approximately 53%, compared with 50% in last year's comparable period. In this environment, FSA insured approximately 27% of the insured new issues sold during the nine-month period.

        FSA guaranteed a par amount of $17.5 billion of U.S. primary and secondary municipal obligations with closing dates in the third quarter, an increase of 34.6% over the amount insured in the prior year's comparable period. FSA's U.S. municipal PV premium originations were $160.0 million for the quarter, 55.2% higher than in the third quarter of 2002. Average premium rates continued to be strong across municipal sectors and were boosted further by a higher proportion of transportation and health care transactions, which tend to have higher premiums relative to par. For the nine months, FSA's U.S. municipal par originated rose 19.3% to $44.2 billion, and PV premiums increased 45.3% to $368.6 million.

        Asset-backed.    For the third quarter, the Company's U.S. asset-backed par originated was $5.3 billion, compared with $10.2 billion in the third quarter of last year, but asset-backed PV premiums increased slightly to $51.1 million. The decline in par insured largely reflected reduced activity in Super Triple-A credit default swaps (CDS) and Triple-A mortgage-backed securities, both of which tend to have low premium rates, and increased activity in higher premium sectors, such as residential mortgage net interest margin securitizations and collateralized loan obligations. For the first nine months, FSA's U.S. asset-backed par originated declined 64.8% to $11.8 billion, and PV premiums declined 15.3% to $138.2 million.

        International.    For the third quarter, FSA insured $4.7 billion par of international obligations, generating $35.1 million of PV premiums, versus $1.7 billion of par and $67.0 million of PV premiums in the third quarter of 2002. FSA executed a variety of European infrastructure finance and asset-backed transactions during the quarter. The decline in PV premiums despite the increase in par primarily reflects a single high-premium infrastructure transaction executed in the same period a year ago, as well as certain high-quality, high-par asset-backed transactions in the third quarter of this year. For the first nine months, FSA's international par originated declined to $8.2 billion from $13.3 billion, while PV premiums increased to $153.8 million from $151.7 million. International PV premiums have increased slightly over the first three quarters despite the decline in par insured primarily because of a shift in the asset-backed business mix from Super Triple-A pooled corporate CDS to a broader range of transactions.

        Financial Products.    The financial products segment comprises guaranteed investment contracts (GICs) issued by the Company's GIC subsidiaries and the operations of FSA Global Funding Limited (FSA Global) and Premier International Funding Co. (Premier), two entities that the Company consolidated in the third quarter. (FSA Global is managed as a "matched funding vehicle," in which the proceeds from the issuance of FSA-guaranteed notes are invested in obligations having cash flows substantially matched to those of, and maturing prior to, such notes. Premier is principally engaged in debt defeasance for lease transactions.)

        The present value of future net interest margin (PVNIM) in this segment was $13.1 million in the third quarter and $31.4 million in the first nine months of 2003, compared with $31.1 million and $57.7 million in the respective comparable periods of last year. Substantially all of this PVNIM was generated by the GIC business. Third-quarter PVNIM declined primarily because of three high-value-added transactions in the third quarter of 2002 that represented special opportunities. In addition, the low interest rate environment has led to reduced demand for long-term GICs throughout the year, and the year-to-date results were affected by previously disclosed regulatory constraints that limited the GIC business until April 2003, when an exemption from the Investment Company Act was received.

ANALYSIS OF FINANCIAL RESULTS

RECONCILIATION OF NET INCOME TO OPERATING EARNINGS

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net Income	$66.1	$34.4	$200.0	$133.9
Less mark-to-market of pooled CDS, net of taxes(1)	3.1	(19.5)	5.9	(22.7)

Operating Earnings(2)	$63.0	$53.9	$194.1	$156.6

(1)
This item pertains to SFAS No. 133 adjustments for FSA-insured CDS that reference pools of financial obligations and are of investment-grade quality.

(2)
This definition of operating earnings differs from that used in FSA's financial reporting prior to the fourth quarter of 2002. The amounts for the three- and nine-month periods ended September 30, 2002 have therefore been restated.

NOTEWORTHY ITEMS INCLUDED IN NET INCOME

(All items shown net of taxes. Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Refundings, calls or other accelerations(1)	$5.2	$3.3	$11.2	$8.1
Realized gains, net(2)	0.1	1.9	3.0	19.5
Equity-based compensation(2)	(4.9)	(5.3)	(18.1)	(15.1)
General reserve contribution for estimated loss on CDOs(2)	(5.5)		(6.5)	(22.1)
Mark-to-market of single-name CDS program(2)		(15.0)		(28.3)
Equity earnings in Fairbanks	(11.0)	3.5	(9.3)	8.5
Cumulative accounting adjustment(3)	4.8		4.8
Accelerated amortization of debt issuance costs(4)	(2.1)		(2.1)

(1)
Net of deferred acquisition cost amortization

(2)
Excluded from operating earnings under the definition used prior to the fourth quarter of 2002

(3)
Effective for the third quarter of 2003, the Company applied FIN No. 46 to two variable interest entities, Canadian Global Funding Corporation and FSA Global Funding Limited, which it therefore consolidated. These events were recorded as a cumulative effect of a change in accounting principle.

(4)
Reflects defeasance of 6.950% Senior QUIDS due November 1, 2098 (see "Debt Issue and Redemption" below)

        NET INCOME.    The $66.1 million of third quarter net income is 92.1% higher than in the third quarter of 2002. Expenses in the third quarter of last year included an after-tax mark-to-market charge of $15.0 million in connection with the termination of a diversified portfolio of single-name CDS and after-tax mark-to-market adjustments of $19.5 million for pooled CDS (see "Operating Earnings" below). After-tax capital gains were $0.1 million in the third quarter of 2003, compared with $1.9 million in the comparable period of last year. For the first nine months, net income rose 49.3% to $200.0 million.

        For the third quarter of 2003, the Company's equity in the earnings of Fairbanks Capital Holding Corp. (Fairbanks), a mortgage servicing holding company in which the Company owns a minority interest, was recorded as a pre-tax loss of $11.8 million, compared with pre-tax income of $3.7 million in the third quarter of 2002. The decrease in the Company's equity in the earnings of Fairbanks for the quarter was largely a result of estimated Federal Trade Commission (FTC) and related litigation settlement charges accrued. For the first nine months of 2003 the Company's pre-tax equity in the earnings of Fairbanks was a pre-tax loss of $10.0 million compared with pre-tax income of $9.2 million for the prior year. At September 30, 2003, the Company's interest in Fairbanks had a book value of $49.9 million, including unamortized goodwill of $7.6 million. While the Company does not believe the investment is currently impaired, the final outcome of the FTC and related investigations must be known before the Company can reasonably assess the value of its investment in Fairbanks.

        During the third quarter of 2003, the Company applied FASB Interpretation No. 46, Consolidation of Variable Interest Entities (FIN No. 46) to Canadian Global Funding Corporation and FSA Global, which it therefore consolidated on the Company's financial statements. The resulting cumulative effect of a change in accounting principle added $4.8 million to net income. FSA also took control of and consolidated Premier, which had no material effect on net income. The consolidation of all three entities increased assets and liabilities by $1.9 billion.

        The Company has always included in net income the full future-value payout cost of its performance share program, which is the Company's only equity-based compensation program.

        OPERATING EARNINGS.    Operating earnings exclude only mark-to-market adjustments for pooled CDS under Statement of Financial Accounting Standards No. 133 (SFAS No. 133). Such adjustments are expected to sum to zero over time.

        Third quarter operating earnings of $63.0 million are lower than net income because they exclude positive mark-to-market adjustments totaling $4.5 million before taxes and $3.1 million after taxes. The comparable mark-to-market adjustments in the third quarter of 2002 were charges totaling $28.5 million before taxes and $19.5 million after taxes.

        Operating earnings rose 17.0% for the third quarter and 23.9% for the first nine months compared with last year's comparable-period results.

        GROSS PREMIUMS WRITTEN.    Third quarter gross premiums written were $262.1 million, up 21.8% from $215.2 million in the comparable period of 2002. First nine months gross premiums written were $686.5 million, up 29.4% from $530.6 million in the comparable period of 2002.

        NET PREMIUMS WRITTEN.    Third quarter net premiums written were $182.9 million, up 22.5% from $149.3 million in the comparable period of 2002. First nine months net premiums written were $463.0 million, up 25.2% from $369.7 million in the comparable period of 2002.

        EARNED PREMIUMS.    Third quarter net premiums earned totaled $95.5 million, a 19.2% increase from $80.1 million in last year's comparable period. Third quarter refundings and prepayments were $10.7 million, compared with $6.4 million in the same period of 2002.

        First nine months net premiums earned totaled $263.7 million, a 16.3% increase from $226.8 million in last year's comparable period. First nine months refundings and prepayments were $22.6 million, compared with $15.7 million in the same period of 2002.

        INVESTMENT PORTFOLIO.    Net investment income for the third quarter of 2003 was $39.2 million, an increase of 13.8% over last year's third quarter result. The increase reflected higher invested balances partially offset by lower reinvestment rates stemming from the current low interest rate environment. Net realized gains were $0.2 million in the third quarter of 2003 and $2.8 million in the same period of 2002. The Company's effective tax rate on investment income (excluding the effects of realized gains and losses and variable interest entities) was 9.6% for the third quarter of 2003, compared with 9.9% for the same period of the prior year. For the first nine months, net investment income was $113.5 million and net realized gains were $4.0 million, compared with $103.0 million and $26.8 million, respectively, in last year's comparable period.

        The Company's investment portfolio totaled $3.6 billion at September 30, 2003, compared with $3.2 billion at December 31, 2002. These amounts exclude assets of the GIC subsidiaries and Global Funding.

        NET INTEREST MARGIN.    Third quarter net interest margin for the financial products segment was $1.7 million, compared with $3.5 million in last year's comparable period. The first nine months' net interest margin was $3.8 million, compared with $6.1 million in last year's comparable period.

        EXPENSES AND RESERVES.    For the third quarter, policy acquisition and other operating expenses increased to $28.2 million, or $3.8 million higher than in last year's third quarter. Losses and loss adjustment expenses, net of reinsurance, were $14.6 million ($10.3 million after taxes) in the third quarter of 2003. In the third quarter of 2002, losses and loss adjustment expenses, net of reinsurance, were $8.9 million ($6.2 million after taxes). Additions to reserves represent management's estimate of the amount required to cover the present value of the net cost of claims, based on statistical provisions for new originations and a separate review of the insured CDO portfolio. At September 30, 2003, FSA's general reserve totaled $91.4 million. During the third quarter of 2003, net transfers from the general reserve to case reserves totaled $12.7 million, primarily for CDOs. Transfers from general to case reserves represent a reallocation of existing loss reserves and have no impact on earnings. At September 30, 2003, case and general reserves in aggregate totaled $173.8 million, compared with $147.7 million at December 31, 2002.

DEBT ISSUE AND REDEMPTION

        As previously disclosed, on July 31, 2003, the Company issued $100 million of 5.60% Notes due July 15, 2103 and callable on or after July 31, 2008. The Company also announced that it would use the proceeds from the debt offering to redeem in full, on November 1, 2003, its 6.950% Senior Quarterly Income Debt Securities (6.950% Senior QUIDS) due November 1, 2098. As of September 25, 2003, the Company delivered to the bond trustee sufficient collateral to defease its 6.950% Senior QUIDS. The pre-tax unamortized debt issuance costs of $3.2 million for the 6.950% Senior QUIDS were reflected as part of interest expense in net income for the third quarter of 2003. Subsequently, the trustee used the defeasance collateral to redeem all of the 6.950% Senior QUIDS.

ADDITIONAL INFORMATION

        The Company will post its current Operating Supplement to its website, www.fsa.com, today. The Operating Supplement contains additional information about results for the period covered in this release. On the Investor Presentations page of its website, the Company will also post updated information about its insured securitization program with AmeriCredit Corp.

NON-GAAP TERMS

        Management and investors consider the measures listed and defined below to be important in analyzing the financial results of the Company. However, none of these measures are promulgated in accordance with accounting principles generally accepted in the United States of America and should not be considered as substitutes for shareholders' equity, net income, revenues, expenses and gross premiums written.

        Operating earnings—Net income before the effects of mark-to-market adjustments for pooled CDS under Statement of Financial Accounting Standards No. 133 (SFAS No. 133). Under SFAS No. 133, the Company marks to market certain CDS transactions based on an estimate of fair value derived from pricing of insurance premiums in the credit default swap market during the applicable period. For purposes of calculating operating earnings, pooled CDS are defined as FSA-insured credit default swaps that reference pools of financial obligations and require payments by the Company if losses exceed a defined deductible providing an investment-grade level of protection to the Company. Management considers operating earnings a key measure of normal operating results, as the SFAS No. 133 adjustments for each guaranteed credit default swap are expected to sum to zero over the life of the transaction.

        Present value originations (PV originations)—For business originated in a given period, the sum of PV premiums (future installment premiums discounted to their present value plus upfront premiums) and the present value of future net interest margin from financial products, such as guaranteed investment contracts. The Company considers PV originations and PV premiums to be important indicators of a given period's origination activity because a substantial portion of the Company's premiums is collected in installments.

        Adjusted book value—Book value plus the after-tax present value of net deferred premium revenue, installment premiums and future net interest margin less deferred expenses. Management and some equity analysts use adjusted book value per common share as a proxy for the Company's intrinsic value, exclusive of franchise value.

RECONCILIATION OF BOOK VALUE TO ADJUSTED BOOK VALUE

(Dollars in millions)

	September 30, 2003	December 31, 2002
Book Value(1)	$2,076.5	$1,868.4
After-tax value of:
Net deferred premium revenue, net of deferred acquisition cost	538.4	407.6
Present value of future installment premiums and present value of future net interest margin(2)	418.4	411.3

Adjusted Book Value	$3,033.3	$2,687.3

(1)
Includes the effect of after-tax unrealized gains in the investment portfolio, which was $146.2 million at September 30, 2003 and $134.7 million at December 31, 2002.

(2)
The discount rate varies according to the year of origination. For each year's originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years. The rate for 2003 is 5.91%. The rates were 5.91%, 5.79% and 5.77% for origination years 2002, 2001 and 2000, respectively.

FORWARD-LOOKING STATEMENTS

        The Company relies upon the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

        In its filings with the SEC, reports to investors, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss), dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and (iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as "believes", "anticipates", "expects", "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients; (iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of loss reserves established by the Company; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA's reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA-insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company and (xv) other factors, most of which are beyond the Company's control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

        Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world. Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities. FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Rating and Investment Information, Inc. FSA Holdings is a member of the Dexia group. For additional information, visit www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Net premiums written	$182,946	$149,304	$463,015	$369,731

Net premiums earned	95,460	80,087	263,708	226,838
Net investment income	39,218	34,457	113,527	102,955
Net realized gains	151	2,803	4,044	26,760
Financial products net interest income	17,041	9,612	36,947	17,787
Financial products net realized gains (losses)		54	(1,096)	54
Net realized and unrealized gains (losses) on derivative instruments	8,259	(54,296)	10,399	(78,994)
Other income	290	646	1,917	1,828

TOTAL REVENUES	160,419	73,363	429,446	297,228

Expenses:
Losses and loss adjustment expenses	14,638	8,876	27,533	50,995
Interest expense	11,750	5,880	25,921	17,622
Policy acquisition costs	16,349	13,292	43,285	39,169
Financial products net interest expense	15,060	6,117	29,289	11,640
Other operating expenses	11,872	11,110	44,811	32,094

TOTAL EXPENSES	69,669	45,275	170,839	151,520

Minority interest	(3,025)	(1,435)	(7,745)	(5,650)
Equity in earnings of unconsolidated affiliates	(5,874)	6,784	3,512	19,664

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	81,851	33,437	254,374	159,722
Benefit (provision) for income taxes	(20,570)	959	(59,179)	(25,801)

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	61,281	34,396	195,195	133,921
Cumulative effect of accounting change, net of income taxes of $2,598	4,800		4,800

NET INCOME	66,081	34,396	199,995	133,921
Other comprehensive income, net of tax:
Unrealized gains (losses) on securities:
Holding gains (losses) arising during period	(27,218)	75,240	14,180	110,160
Less: reclassification adjustment for gains included in net income	229	2,022	2,707	19,577

Other comprehensive income (loss)	(27,447)	73,218	11,473	90,583

COMPREHENSIVE INCOME	$38,634	$107,614	$211,468	$224,504

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	September 30, 2003	December 31, 2002
ASSETS
Bonds at market value (amortized cost of $3,203,178 and $2,615,173)	$3,436,759	$2,829,763
Short-term investments	163,348	375,688

Total financial guaranty investment portfolio	3,600,107	3,205,451
Variable interest entities bonds at market value (amortized cost of $1,389,953)	1,386,777
Variable interest entities short-term investment portfolio	6,723
Guaranteed investment contract bond portfolio at market value (amortized cost of $3,206,339 and $1,840,949)	3,203,909	1,827,312
Guaranteed investment contract bond portfolio pledged as collateral at market value (amortized cost of $91,789)	87,205
Guaranteed investment contract short-term investment portfolio	151,082	4,632

Total investment portfolio	8,435,803	5,037,395
Cash	19,839	31,368
Securitized loans	457,649	437,462
Deferred acquisition costs	258,719	253,777
Prepaid reinsurance premiums	668,144	557,659
Investment in unconsolidated affiliates	113,247	115,833
Reinsurance recoverable on unpaid losses	84,963	75,950
Other assets	946,238	518,039

TOTAL ASSETS	$10,984,602	$7,027,483

LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS' EQUITY
Deferred premium revenue	$1,766,830	$1,450,211
Losses and loss adjustment expenses	258,751	223,618
Guaranteed investment contracts	3,191,769	2,449,033
Variable interest entities debt	2,238,734
Deferred federal income taxes	140,307	124,310
Notes payable	626,572	430,000
Accrued expenses and other liabilities	685,129	481,941

TOTAL LIABILITIES AND MINORITY INTEREST	8,908,092	5,159,113

Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital—common	900,166	903,494
Accumulated other comprehensive income (net of deferred income taxes of $74,177 and $66,270)	146,156	134,683
Accumulated earnings	1,029,853	829,858
Deferred equity compensation	23,445	23,445
Less treasury stock at cost (297,658 shares held)	(23,445)	(23,445)

TOTAL SHAREHOLDERS' EQUITY	2,076,510	1,868,370

TOTAL LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS' EQUITY	$10,984,602	$7,027,483

Expense Analysis(1)
(dollars in thousands)

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Losses and loss adjustment expenses	$6,300	$6,595	$14,638		$27,533
Interest	7,085	7,085	11,750		25,920
Amortization of previously deferred underwriting expenses and reinsurance commissions	13,399	13,537	16,349		43,285
Gross underwriting and operating expenses	47,450	56,899	46,688		151,037
Underwriting expenses deferred	(31,849)	(39,561)	(34,816)		(106,226)
Reinsurance commissions received, net	(9,083)	(27,920)	(20,996)		(57,999)
Reinsurance commissions deferred, net	9,083	27,920	20,996		57,999
Other operating expenses	15,601	17,338	11,872		44,811
Total expenses	$42,385	$44,555	$54,609		$141,549

2002	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Losses and loss adjustment expenses	$2,912	$39,207	$8,876	$14,618	$65,613
Interest	5,861	5,881	5,880	10,476	28,098
Amortization of previously deferred underwriting expenses and reinsurance commissions	12,365	13,512	13,292	14,924	54,093
Gross underwriting and operating expenses	43,083	43,293	46,176	61,555	194,107
Underwriting expenses deferred	(32,820)	(32,572)	(35,066)	(35,384)	(135,842)
Reinsurance commissions received, net	(12,690)	(10,589)	(15,619)	(29,566)	(68,464)
Reinsurance commissions deferred, net	12,690	10,589	15,619	29,566	68,464
Other operating expenses	10,263	10,721	11,110	26,171	58,265
Total expenses	$31,401	$69,321	$39,158	$66,189	$206,069

(1)
Excludes expenses of guaranteed investment contract business.

Effect of Insured Bond Refundings
(dollars in thousands)

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$4,397	$7,493	$10,729		$22,619
Less:
Deferred Acquisition Costs Recognized	1,220	1,376	2,789		5,385
Net Effect Before Taxes	3,177	6,117	7,940		17,234
Tax Provision	1,112	2,141	2,779		6,032
Net Income Effect	2,065	3,976	5,161		11,202

2002	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$2,289	$7,019	$6,403	$12,254	$27,965
Less:
Deferred Acquisition Costs Recognized	555	1,432	1,338	1,043	4,368
Net Effect Before Taxes	1,734	5,587	5,065	11,211	23,597
Tax Provision	607	1,955	1,773	3,924	8,259
Net Income Effect	1,127	3,632	3,292	7,287	15,338

Annual Financial and Statistical Data
(dollars in thousands, except per share data)

	Years Ended December 31
	2002	2001	2000	1999	1998*
Income Statement
Gross premiums written	$803,701	$485,570	$372,325	$362,671	$319,266
Net premiums written	532,747	319,638	218,138	230,435	219,853
Net premiums earned	314,880	230,999	192,149	174,959	137,927
Net investment income	139,120	128,921	121,144	94,723	78,823
Guaranteed investment contract, net	8,411	(235)
Losses and loss adjustment expenses	65,613	12,497	9,403	8,829	3,949
Income before income taxes	216,179	269,477	67,401	163,978	157,251
Net Income	181,075	209,496	63,283	125,405	115,356
Selected Financial Statistics
GAAP Basis(1)
Loss ratio (%)	20.6	5.4	4.9	5.0	2.9
Expense ratio (%)	31.6	34.6	54.5	38.3	44.2
Combined ratio (%)	52.2	40.0	59.4	43.3	47.1
SAP Basis(1)
Loss ratio (%)	15.1	4.0	(0.5)	3.0	(7.4)
Expense ratio (%)	20.9	37.1	59.1	18.9	25.5
Combined ratio (%)	36.0	41.1	58.6	21.9	18.1
Balance Sheet
Total investments	$5,037,626	$3,214,097	$2,234,851	$2,140,022	$1,874,837
Prepaid reinsurance premiums	557,659	420,798	354,117	285,105	217,096
Total assets	7,051,637	4,308,854	3,148,694	2,905,644	2,452,266
Deferred premium revenue	1,450,211	1,090,332	936,826	844,146	721,699
Notes payable	430,000	330,000	230,000	230,000	230,000
Total liabilities	5,183,267	2,672,896	1,682,961	1,652,960	1,386,130
Shareholders' equity	1,868,370	1,635,958	1,465,733	1,251,984	1,065,436
Selected Financial Statistics(1)
Gross insurance in force	$512,232,953	$422,296,318	$321,753,871	$271,964,391	$216,564,000
Net insurance in force	365,256,111	300,637,067	225,426,403	195,571,240	159,995,000
Qualified statutory capital	1,876,117	1,593,570	1,436,681	1,320,082	1,037,710
Policyholders' leverage ratio	195:1	189:1	157:1	148:1	154:1

(1)
These ratios and statistics relate solely to FSA. The GAAP loss ratio is losses and loss adjustment expenses incurred (inclusive of additions to the General Reserve) divided by net premiums earned. The SAP loss ratio is losses and loss adjustment expenses incurred (exclusive of additions to the General Reserve) divided by net premiums earned. The GAAP expense ratio is underwriting and operating expenses divided by net premiums earned. The SAP expense ratio is underwriting and operating expenses divided by net premiums written. The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.

(2)
Includes $105,541 of merger related costs.

*
1998 results have been restated to show effect of accounting change for forward share purchase agreements.

Statutory Analytics & Investment Portfolio
September 30, 2003
(dollars in thousands)

Statutory Analytics	3rd Qtr. 2003	Year-to-date 2003	Full Year 2002
Loss Ratio(1)	12.7%	10.4%	15.1%
Expense Ratio(1)	12.1%	17.8%	20.9%
Combined Ratio(1)	24.8%	28.2%	36.0%
		9/30/03	12/31/02
Contingency Reserve		870,071	691,955
Capital and Surplus		1,151,257	1,184,162
Qualified Statutory Capital		2,021,328	1,876,117
Unearned Premium Reserve		1,281,769	1,055,340
Loss and Loss Adjustment Expenses		82,362	58,012
Policyholder Capital and Reserves		3,385,459	2,989,469
Net Present Value of Installment Premiums		596,150	589,654
Third-Party Capital Support		525,000	240,000
Total Claims-Paying Resources		4,506,609	3,819,123

Net insurance in force (principal & interest)		$405,043,931	$365,256,111
Capital Ratio(2)		198:1	194:1
Claims-paying ratio(3)		93:1	96:1

(1)
Underwriting expense ratio is based on net premium earned for GAAP and net premiums written for statutory.
(2)
Capital ratio is net insurance in force divided by qualified statutory capital.
(3)
Claims-paying ratio is net insurance in force divided by claims-paying resources.

Investment Portfolio(1) Type of Security	Amortized Cost	Market Value	% of Amortized Cost	Yield(2)	Annualized Income(3)
Long-term bonds:
Tax-exempt	$2,414,135	$2,625,386	71.7%	5.17%	$124,790
Taxable	789,043	811,373	23.4%	4.82%	38,051
Short-term	163,348	163,348	4.9%	.82%	1,367
Total	$3,366,526	$3,600,107	100.0%	4.87%	$164,208
Maturity	Amortized Cost	% of Amortized Cost	Quality Distribution of Long-Term Fixed Income Investments
Within 1 Year	$210,709	6.2%	AAA	78.5%
1 to 5 Years	357,317	10.6%	AA	18.3%
5 to 10 Years	436,847	13.0%	A	3.2%
10 or more Years	2,035,922	60.5%	NR	0.0%

Mortgage-backed Securities	244,611	7.3%		100.0%
Asset-backed Securities	81,120	2.4%
Total	$3,366,526	100.0%

(1)
Excludes portfolio related to municipal investment agreements.
(2)
Estimated yield on assets at end of reporting quarter; short-term investments includes taxable and tax-exempt securities but excludes cash equivalents of $35.9 million.
(3)
Before taxes if applicable; based on indicated yields.

Municipal New-Issue Market Data(1)
(dollars in billions)

	Par Value		Percent	FSA Market Share(2)
	Issued	Insured	Insured	Amount	Percent
3rd Qtr. 2003	84.8	46.3	54.6%	12.8	27.7%
2nd	117.1	59.0	50.4%	15.1	25.6%
1st	85.3	45.6	53.5%	13.1	28.7%
4th Qtr. 2002	105.0	50.0	47.6%	13.0	26.0%
3rd	87.2	42.7	49.0%	10.5	24.6%
2nd	98.4	48.0	48.8%	12.4	25.8%
1st	68.2	36.7	53.8%	11.6	31.6%
2002	358.8	177.4	49.4%	47.5	26.8%
2001	286.6	132.5	46.2%	36.3	27.4%
2000	200.7	79.5	39.6%	19.5	24.5%
1999	227.4	105.3	46.3%	24.2	23.0%
1998	286.7	145.5	50.7%	32.0	22.1%
1997	220.5	107.5	48.8%	16.2	15.1%
1996	185.0	85.7	46.3%	11.2	13.1%
1995	160.0	68.5	42.8%	3.3	4.8%
1994	165.0	61.5	37.3%	2.7	4.4%
1993	292.2	107.9	36.9%	7.5	7.0%
1992	234.7	80.8	34.4%	4.8	5.9%
1991	172.4	51.9	30.1%	2.8	5.4%

(1)
FSA estimates based on industry sources, including The Bond Buyer and Securities Data Company. Data is subject to revision as additional information becomes available.

(2)
Share of insured bond market. FSA volume for 1993 through 2003 is based on sales dates, not closing dates, and will not reconcile with other data in this Supplement. Excludes secondary-market and non-U.S. transactions.

Gross Par Value and Present Value Originated by FSA
(dollars in millions)

	3rd Quarter		Year-to-Date
	2003	2002	2003	2002
Municipal (U.S. and International)
Gross Par Value Insured	18,083	13,620	46,155	38,803
Gross Premiums Written
Up-Front	178.0	107.4	418.9	279.7
Installments(1)	8.1	30.9	35.9	37.1
Total Gross Premiums	186.1	138.3	454.8	316.8
Gross Present Value of Premiums Written(2)	180.6	153.3	473.5	353.6
Asset-Backed (U.S. and International)
Gross Par Value Insured	9,411	11,201	17,998	45,091
Gross Premiums Written
Up-Front	3.5	8.4	16.9	14.1
Installments(1)	73.6	68.5	215.9	199.7
Total Gross Premiums	77.1	76.9	232.8	213.8
Gross Present Value of Premiums Written(2)	65.6	67.0	187.1	214.8
Financial Products
Gross Par Value Insured(3)	1,185	349	2,144	1,436
Gross Net Interest Margin Written
Up-Front	0.0	0.0	0.0	0.0
Installments	1.9	0.0	4.8	0.0
Total Gross Net Interest Margin	1.9	0.0	4.8	0.0
Gross Present Value of Net Interest Margin(4)	13.1	31.1	31.4	57.7
Total Originations Written
Gross Par Value Insured	28,679	25,230	66,297	85,330
Gross Originations Written
Up-Front	181.5	115.8	435.8	293.8
Installments	83.6	99.4	256.6	236.8
Total Gross Originations	265.1	215.2	692.4	530.6
Gross Present Value of Originations	259.3	251.4	692.0	626.1

(1)
Installments are the periodic premium payments received by FSA for business written in current and prior years.

(2)
The Company evaluates its insurance business production for a given period by its gross present value (PV) of premiums written. Gross PV premiums written for a particular period includes both (i) the amount of premiums received in such period under all insurance policies in which premiums are payable up front and (ii) the amount of all future premiums estimated to be payable under the Company's installment-based policies issued during such period, discounted to present value. The discount rate for business written in 2003 is 5.91% per annum and in 2002 is 5.91% per annum, equal to the average pre-tax yield on the Company's investment portfolio for the previous three calendar years. Management uses its best estimate of the life of each insurance policy for which premiums are payable in installments when calculating gross PV premiums written. However, the actual period over which installment-based premiums are paid and the total amount paid will vary from management's estimate if the insured obligation remains outstanding for a period that is different from that estimated by management. If the life of an insured obligation is shorter than that estimated, the related gross PV premiums outstanding will be reduced. Conversely, if the life of an insured obligation is longer than that estimated, the related gross PV premiums outstanding will be increased.
(3)
Relates only to FSA-insured GICs issued by the Company's GIC subsidiaries (FSA Capital Markets Services LLC and FSA Capital Management Services LLC), which are consolidated in the Company's financial statements. For these transactions, the outstanding par amounts are reflected as insurance exposure in FSA's financial statements but as GIC liabilities in those of the Company. As a result, the total outstanding exposures reported by FSA and the Company differ.
(4)
The present value of the net interest margin represents the present value of the difference between the estimated interest to be received on the GIC investments and the estimated interest to be paid on the GIC liabilities over the estimated life of each transaction, giving effect to swaps and other derivatives which convert fixed rate assets and liabilities to floating rates. The discount rate is the same as used for premiums (see footnote 2).

FSA Insured Portfolio Profile
Par Value
(dollars in millions)

	Insured in 2003				Outstanding as of September 30, 2003
	Gross Amount	%	Net Amount	%	Net Amount	%
Municipal Obligations
Domestic
General obligation bonds	$16,477	35.7	$13,693	37.8	$62,734	38.0
Tax-supported bonds	8,901	19.3	7,189	19.8	32,661	19.8
Municipal utility revenue bonds	8,727	18.9	6,652	18.3	29,166	17.6
Health care revenue bonds	1,089	2.4	720	2.0	6,436	3.9
Housing revenue bonds	1,876	4.1	1,559	4.3	7,188	4.3
Transportation revenue bonds	4,596	9.9	3,270	9.0	10,694	6.5
Other municipal bonds	2,495	5.4	2,173	6.0	10,756	6.5

Subtotal	44,161	95.7	35,256	97.2	159,635	96.6
International	1,994	4.3	1,025	2.8	5,585	3.4
Total municipal obligations	$46,155	100.0	$36,281	100.0	$165,220	100.0
Geographic Distribution
California	$8,061	17.5	$6,343	17.5	$24,654	14.9
New York	4,542	9.8	3,463	9.6	15,307	9.3
Texas	3,032	6.6	2,350	6.5	11,924	7.2
Pennsylvania	3,078	6.7	2,591	7.1	9,907	6.0
Florida	3,285	7.1	2,552	7.0	9,791	5.9
Illinois	1,387	3.0	1,086	3.0	7,696	4.7
New Jersey	3,524	7.6	2,914	8.0	8,493	5.1
Washington	1,196	2.6	984	2.7	6,125	3.7
Massachusetts	1,104	2.4	1,011	2.8	4,999	3.0
Michigan	1,620	3.5	1,299	3.6	4,964	3.0
Wisconsin	415	0.9	350	1.0	3,616	2.2
All Other U.S. Jurisdictions	12,917	28.0	10,313	28.4	52,159	31.6
International	1,994	4.3	1,025	2.8	5,585	3.4
Total municipal obligations	$46,155	100.0	$36,281	100.0	$165,220	100.0
Asset-Backed Obligations
Domestic
Residential mortgages	$3,437	17.1	$3,147	18.6	$16,040	12.9
Consumer receivables	3,636	18.1	2,790	16.4	14,802	11.9
Pooled corporate obligations	3,776	18.7	2,812	16.6	49,503	39.8
Other asset-backed obligations(1)	3,123	15.5	2,704	15.9	7,001	5.7

Subtotal	13,972	69.4	11,453	67.5	87,346	70.3
International	6,170	30.6	5,518	32.5	36,959	29.7
Total asset-backed obligations(1)	$20,142	100.0	$16,971	100.0	$124,305	100.0
Total Portfolio	$66,297		$53,252		$289,525
	Rating(2)	Percent of Portfolio
Distribution of Insured Portfolio by Rating as of September 30, 2003	AAA AA A BBB Other	25.1 27.0 35.2 11.7 1.0

100.0

(1)
Includes amounts related to FSA-insured GICs

(2)
Based upon internal FSA ratings.

50 Largest Municipal Exposures
as of September 30, 2003
(dollars in millions)

Obligor	Net Par Outstanding	Net Par of Total % Outstanding
California Housing Finance Agency Single-Family Mortgage Revenue Bonds		$1,446.50%
New York State Thruway Authority, Highway and Bridge Trust Fund		894.31%
Commonwealth of Massachusetts G.O.		884.31%
State of Washington G.O.		876.30%
Clark County School District, NV, G.O.		834.29%
State of Hawaii G.O.		826.29%
New York City, NY, G.O.		822.28%
State of Connecticut Special Tax		803.28%
Long Island Power Authority, NY		801.28%
Metropolitan Transit Authority, NY		779.27%
New Jersey Transportation Trust Fund Authority		777.27%
State of Illinois G.O.		772.27%
State of California G.O.		750.26%
New Jersey Turnpike Authority Revenue Bonds		741.26%
New York Local Government Assistance Corp		716.25%
Seattle, WA, Light and Power		703.24%
Philadelphia, PA, School District G.O.		698.24%
Port Authority of New York and New Jersey, Consolidated Bonds		684.24%
Los Angeles USD, CA, G.O.		646.22%
Metropolitan Transit Authority, NY Dedicated Tax		622.21%
Detroit, MI, Sewage Disposal System Revenue Bonds		615.21%
Puerto Rico Electric Power Authority		610.21%
Los Angeles MTA, CA, Sales Tax Revenue Bonds		601.21%
Massachusetts Water Resources Authority, General Revenue		601.21%
NYS Dormitory Authority—Mental Health Services		598.21%
Florida Public Education (Gross Receipts)		592.20%
Houston, TX, Water and Sewer System Revenue		582.20%
State of California Department of Water Resources Power Supply		573.20%
Houston, TX Airport System		550.19%
Kentucky State Property and Buildings Commission Revenue Bonds		546.19%
Michigan State Building Authority		539.19%
Hydro-Quebec—Province of Quebec Guaranteed		536.19%
New York City, NY, Municipal Water Finance Authority		535.18%
Miami-Dade County, FL, Aviation Revenue Miami Int'l Airport		534.18%
NJHMFA Multi-Family Housing Revenue Bonds		532.18%
Commonwealth of Puerto Rico G.O.		501.17%
New York City, NY, Health and Hospital Corp		500.17%
District of Columbia, G.O.		495.17%
New Jersey Economic Development Authority State Pension Funding		482.17%
Maine Health and Higher Educational Facilities Authority		478.17%
Sacramento Municipal Utility District, CA, Electric Revenue		478.17%
South Carolina Public Service Authority, Santee Cooper		454.16%
Philadelphia, PA, G.O.		448.15%
State of Florida, Department of Transportation Turnpike Revenue		437.15%
The School Board of Palm Beach County, Florida Lease		436.15%
Province of Quebec, G.O.		436.15%
Energy Northwest Electric Revenue		431.15%
Massachusetts HFA Single Family Housing Revenue		429.15%
Garden State, NJ Preservation Trust Open Space and Farmland		425.15%
State of Michigan Grant Anticipation Notes		424.15%
Total		$31,472	10.90%

25 Largest Asset-Backed Exposures
as of September 30, 2003
(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
International Super AAA Synthetic CDO		$2,665.92%
International Super AAA Synthetic CDO		2,595.90%
International Synthetic CDO		1,896.65%
International Super AAA Synthetic CDO		1,852.64%
International Super AAA Synthetic CDO		1,703.59%
U.S. AAA Synthetic CDO		1,592.55%
U.S. AAA Synthetic CDO		1,588.55%
U.S. AAA Synthetic CDO		1,509.52%
International Synthetic CDO		1,480.51%
International Synthetic CDO		1,404.48%
International Super AAA Synthetic CDO		1,375.48%
International Super AAA Synthetic CDO		1,356.47%
International Super AAA Synthetic CDO		1,327.46%
International Super AAA Synthetic CDO		1,312.45%
US Super AAA Synthetic CDO		1,312.45%
WFS Financial 2003-3 Owner Trust		1,164.40%
International Super AAA Synthetic CDO		1,120.39%
International Synthetic CDO		1,048.36%
International Super AAA Synthetic CDO		1,015.35%
WFS Financial 2002-4 Owner Trust		999.34%
International Super AAA Synthetic CDO		968.33%
International Super AAA Synthetic CDO		963.33%
US Super AAA Synthetic CDO		930.32%
WFS Financial 2002-2 Owner Trust		918.32%
US Super AAA Synthetic CDO		903.31%
Total		$34,994	12.07%

"International Synthetic CDO" denotes a CDO with 20% or greater non-US collateral. "Super AAA" means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating. Where indicated, ratings are current FSA internal ratings expressed in industry terms.

Asset-Backed Debt Service and Premiums
(dollars in millions)

	Insured Debt Service
Debt Service (Principal and Interest)				Portfolio Run Off(1)	Ending Net Outstanding
	Gross	Ceded	Net
3rd Qtr. 2003	$8,822	$1,340	$7,482	$(6,923)	$134,912
2nd	6,279	1,444	4,835	(8,761)	134,353
1st	4,501	1,150	3,351	(6,757)	138,279
4th Qtr. 2002	7,638	2,554	5,084	(6,791)	141,685
3rd	12,631	3,008	9,623	(7,434)	143,392
2nd	15,428	2,779	12,649	(6,450)	141,203
1st	18,432	2,241	16,191	(8,491)	135,004
2002	54,129	10,582	43,547	(29,166)	141,685
2001	75,404	10,681	64,723	(19,807)	127,304
2000	44,714	8,181	36,533	(19,031)	82,388
1999	41,694	8,904	32,790	(15,574)	64,886
1998	28,258	3,584	24,674	(13,108)	47,670
	Written Premium
Premiums (GAAP Basis)				Ending Net Unearned Premium	Ending Net PV Premium
	Gross	Ceded	Net			Total
3rd Qtr. 2003	$79.0	$22.3	$56.7	$92.2	$511.8	$604.0
2nd	91.2	26.7	64.5	95.7	507.6	603.3
1st	67.4	20.0	47.4	88.6	522.6	611.2
4 th Qtr. 2002	84.2	25.2	59.0	93.5	520.1	613.6
3rd	76.9	21.2	55.7	100.0	528.9	628.9
2nd	70.8	18.3	52.5	98.4	543.2	641.6
1st	66.1	17.6	48.5	105.3	550.1	655.4
2002	298.0	82.3	215.7	93.5	520.1	613.6
2001	254.8	86.8	168.0	105.2	510.2	615.4
2000	202.6	68.0	134.6	98.4	352.3	450.7
1999	160.9	45.0	115.9	93.4	301.7	395.1
1998	96.4	28.5	67.9	72.2	189.2	261.4

(1)
Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs

Municipal Debt Service and Premiums
(dollars in millions)

	Insured Debt Service
Debt Service (Principal and Interest)				Portfolio Run Off(1)	Ending Net Outstanding
	Gross	Ceded	Net
3rd Qtr. 2003	$29,620	$6,115	$23,505	$(8,210)	$266,132
2nd	28,389	8,004	20,385	(3,258)	250,837
1st	18,477	3,277	15,200	(5,061)	233,710
4th Qtr. 2002	25,295	7,209	18,086	(3,928)	223,571
3rd	23,699	6,490	17,209	(5,200)	209,413
2nd	23,287	6,366	16,921	(3,502)	197,404
1st	20,671	6,983	13,688	(3,036)	183,985
2002	92,952	27,048	65,904	(15,666)	223,571
2001	64,821	20,431	44,390	(14,095)	173,333
2000	40,542	16,456	24,086	(11,733)	143,038
1999	45,749	15,088	30,661	(12,301)	130,685
1998	60,194	19,127	41,067	(10,223)	112,325
	Written Premium
Premiums (GAAP Basis)				Ending Net Unearned Premium	Ending Net PV Premium
	Gross	Ceded	Net			Total
3rd Qtr. 2003	$186.1	$56.9	$129.2	$1,006.5	$84.3	$1,090.8
2nd	206.5	80.2	126.3	914.8	88.9	1,003.7
1st	62.2	17.4	44.8	816.1	79.0	895.1
4th Qtr. 2002	192.1	84.8	107.3	799.0	69.6	868.6
3rd	138.3	44.7	93.6	714.7	67.7	782.4
2nd	100.0	27.3	72.7	646.1	59.3	705.4
1st	78.5	31.8	46.7	588.6	47.9	636.5
2002	508.9	188.6	320.3	799.0	69.6	868.6
2001	230.8	79.2	151.6	564.3	46.2	610.5
2000	169.7	86.2	83.5	484.3	42.0	526.3
1999	201.8	87.3	114.5	465.7	38.0	503.7
1998	222.9	70.9	152.0	432.4	44.0	476.4

(1)
Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs.

Asset-Backed Net Debt Service and Premiums
Amortizations and Ending Balances
As of September 30, 2003
(dollars in millions)

Net Debt Service	Scheduled Amortization	Outstanding
3rd Qtr. 2003		$134,912
4th	$6,094	128,818
2004	25,472	103,346
2005	22,040	81,306
2006	29,555	51,751
2007	21,106	30,645
2008-2012	25,824	4,821
2013-2017	2,608	2,213
2018-2022	1,032	1,181
2023+	1,181
Total	$134,912

		Scheduled Premium Earnings
Net Premiums	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total
3rd Qtr. 2003	$92.2
4th	68.3	$23.9	$30.0	$53.9
2004	54.5	13.8	157.6	171.4
2005	45.8	8.7	112.4	121.1
2006	38.4	7.4	84.5	91.9
2007	32.4	6.0	52.1	58.1
2008-2012	10.1	22.3	96.9	119.2
2013-2017	5.3	4.8	28.3	33.1
2018-2022	3.3	2.0	11.8	13.8
2023+		3.3	18.2	21.5
Total		$92.2	$591.8	$684.0

Municipal Net Debt Service and Premiums
Amortizations and Ending Balances
As of September 30, 2003
(dollars in millions)

Net Debt Service	Scheduled Amortization	Outstanding
3rd Qtr. 2003		$266,132
4th	$3,296	262,836
2004	13,732	249,104
2005	14,455	234,649
2006	14,075	220,574
2007	14,246	206,328
2008-2012	69,350	136,978
2013-2017	55,909	81,069
2018-2022	41,014	40,055
2023+	40,055
Total	$266,132
		Scheduled Premium Earnings
Net Premiums	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total
3rd Qtr. 2003	$1,006.5
4th	979.8	$26.7	$0.7	$27.4
2004	884.8	95.0	8.7	103.7
2005	799.4	85.4	9.3	94.7
2006	721.7	77.7	9.1	86.8
2007	650.1	71.6	8.6	80.2
2008-2012	369.6	280.5	37.1	317.6
2013-2017	189.1	180.5	28.3	208.8
2018-2022	81.9	107.2	19.4	126.6
2023+		81.9	19.3	101.2
Total		$1,006.5	$140.5	$1,147.0

Corporate Headquarters

    Financial Security Assurance Holdings Ltd.
    350 Park Avenue
    New York, New York 10022
    (1)(212) 826-0100

Investor Relations Contact

    Robert S. Tucker
    Director, Investor Relations
    (1)(212) 339-0861
    rtucker@fsa.com

Corporate Communications Contact

    Betsy Castenir
    Managing Director
    (1)(212) 339-3424
    bcastenir@fsa.com

Internet

    This Quarterly Operating Supplement and other information are available on the World Wide Web at www.fsa.com.

Financial Security Assurance Holdings Ltd.
Quarterly Operating Supplement
September 30, 2003

QuickLinks

  Exhibit 99.2
  September 30, 2003
FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. QUARTERLY OPERATING SUPPLEMENT Third Quarter 2003
Table of Contents
Financial Security Assurance Holdings Ltd. Highlights
FSA THIRD QUARTER 2003 FINANCIAL RESULTS NET INCOME $66 Million in Q3 03 (+92% vs. Q3 02) $200 Million in 9M 03 (+49% vs. 9M 02) ORIGINATIONS (PRESENT VALUE) $259 Million in Q3 03 (+3% vs. Q3 02) $692 Million in 9M 03 (+11% vs. 9M 02)
GROSS PAR INSURED OF NEW ORIGINATIONS (Dollars in billions)
GROSS PV ORIGINATIONS (Dollars in millions)
RECONCILIATION OF NET INCOME TO OPERATING EARNINGS (Dollars in millions)
NOTEWORTHY ITEMS INCLUDED IN NET INCOME (All items shown net of taxes. Dollars in millions)
RECONCILIATION OF BOOK VALUE TO ADJUSTED BOOK VALUE (Dollars in millions)
FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES Condensed Consolidated Statements of Operations and Comprehensive Income (Dollars in thousands)
FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Dollars in thousands, except per share data)
Expense Analysis(1) (dollars in thousands)
Effect of Insured Bond Refundings (dollars in thousands)
Annual Financial and Statistical Data (dollars in thousands, except per share data)
Statutory Analytics & Investment Portfolio September 30, 2003 (dollars in thousands)
Gross Par Value and Present Value Originated by FSA (dollars in millions)
FSA Insured Portfolio Profile Par Value (dollars in millions)
25 Largest Asset-Backed Exposures as of September 30, 2003 (dollars in millions)
Asset-Backed Net Debt Service and Premiums Amortizations and Ending Balances As of September 30, 2003 (dollars in millions)
Municipal Net Debt Service and Premiums Amortizations and Ending Balances As of September 30, 2003 (dollars in millions)